UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2014 (July 3, 2014)

ECO  BUILDING  PRODUCTS,  INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53875	20-8677788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 West Vista Way,
Vista, CA 92083
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 760-732-5826

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On July 3, 2014, Eco Building Products, Inc., a Colorado corporation (the “Company”) and Eco Red Shield Canada, Ltd., an Alberta corporation (“ERSC”) (together, the “Parties”) entered into a Memorandum of Understanding (the “Agreement”). The Parties wish to enter into an exclusive Eco Red Shield affiliate production, sales and distribution agreement. ERSC wishes to set up coating facilities in three territories across Canada (the “Territories”) and distribute the Company’s Eco Red Shield coated lumber products (the “Products”) to Big-Box retailers and other lumbers companies. ERSC is willing to invest the capital necessary to market the Products and to set up the three facilities necessary to create the Company’s Products.  The Company is willing to give ERSC the exclusive right to produce the Products in the Territories for a total of $1,511,030 with payments due in four installments over the course of 360 days. Definitive agreements are expected to be executed within 30 days. ERSC has paid a non-refundable deposit of $10,000 to the Company pursuant to the terms of the LOI.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING PRODUCTS, INC

Date: July 8, 2014	By:	/s/ Steve Conboy
Steve Conboy
Chief Executive Officer